FIRST AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

This First Amendment to Purchase Agreement and Escrow Instructions (this “Amendment”) is made and entered into as of February 23, 2010 (the “Effective Date”) by and between G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”), and PARKWAY MEDICAL CENTER, LLC, an Ohio limited liability company (“Seller”).

RECITALS

A. Seller and Buyer entered into that certain Purchase Agreement and Escrow Instructions with an effective date of January 28, 2010 (the “Agreement”), with respect to the purchase and sale of that certain parcel of real property located at 3609 and 3619 Park East Drive, Beachwood, Ohio 44122 (and known as Parkway Medical Center), and known as permanent parcel number 742-29-014 (the “Real Property”), as described in greater detail in the Agreement. All capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

B. Seller and Buyer desire to amend the Agreement by extending the Due Diligence Period as provided herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Buyer agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein and made a part hereof as if set forth in their entirety.

2. Due Diligence Period. The last sentence of Section 3(A) of the Agreement is hereby deleted in its entirety and replaced with the following:

The “Due Diligence Period” shall commence on the Effective Date and expire at 5 P.M. EST on March 12, 2010.

3. Amendment. Except as specifically modified by this Amendment, the Agreement is hereby ratified and confirmed, and all of the terms and provisions of the Agreement remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail. This Amendment contains the entire understanding of Seller and Buyer with respect to the subject matter hereof, and supersedes all prior or contemporaneous written or oral agreements and understandings between the parties hereto pertaining to any such matter.

4. Counterparts. Seller and Buyer intend and agree that (i) faxed or emailed signatures of this Amendment shall constitute original signatures and (ii) a faxed or emailed version of this Amendment containing the signature (original, faxed or emailed) of Seller and Buyer shall be counterparts, each of which will constitute an original and all of which shall comprise the entire Amendment. Seller and Buyer further agree that the acknowledgement of this Amendment by Escrow Agent is not required for this Amendment to be binding and effective as between Seller and Buyer.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“SELLER”

PARKWAY MEDICAL CENTER, LLC,
an Ohio limited liability company

By: /s/ Donald M. King
Donald M. King,
its Manager

EXECUTED on this the 24th day of February, 2010.

“BUYER”

G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership
Title: Sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation

Title: General Partner

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice-President

EXECUTED on this the 23rd day of February, 2010.

The undersigned Escrow Agent acknowledges the foregoing.

ESCROW AGENT:

RESOURCE TITLE AGENCY

By: /s/ Deborah Lawrence-Auten
Name: Deborah Lawrence-Auten
Its: Senior Vice President

Date: February 24, 2010